Exhibit

10(i)







                             A G R E E M E N T



                                  between







                                    and







                         DATED AS OF JULY 1, 1993



     AGREEMENT between
(the "Company") and

                                        (the "Executive"), dated
as of July 1, 1993.


                            W I T N E S S E T H
     WHEREAS, the Executive is a principal officer of the Company,

and the Company wishes to assure itself of continuity of

management in the event of any actual or threatened change in control of The Turner Corporation ("Turner"), its parent company;

     NOW THEREFORE, it is hereby agreed as follows:

     1.    Operation of Agreement

     1.01  This Agreement shall be effective immediately but shall be operative only upon the occurrence of a Change in Control, as defined in paragraph 1.02, prior to June 30, 1996 and while the

Executive is in the employ of the Company.

     1.02  A "Change of Control" shall be deemed to have occurred if at any time when the Company is a majority-owned subsidiary of

Turner,


              (i) Turner shall cease to be a publicly owned corporation
     having at least 500 stockholders, or

              (ii) more than 30% of the Turner's outstanding securities
     entitled to vote in elections of directors shall be acquired by any person
     (as such term is used in sections 13(d) and 14(d) of the Securities
     Exchange Act of 1934), or

              (iii) the Board of Directors of Turner determines that a tender offer statement filed by any person (as so defined) with the Securities and
     Exchange Commission indicates an intention on the part of such person to acquire control of Turner, or

              (iv) during any period of 24 consecutive months commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of Turner cease for any reason to constitute a majority of its Board of
Directors.

     2.    Employment
     2.01  The Company shall employ the Executive, and the

Executive shall serve the Company, from the date of a Change of

Control until (i) the second anniversary of such Change of Control or (ii) the Executive's 65th birthday, whichever shall first occur

(the "Period of Employment").

     2.02  During the Period of Employment the Executive shall

serve in the position in which he served, and have the duties which he performed, immediately prior to the Change of Control.

     2.03  The Executive shall not be required to locate his

office more than 100 miles distant from his office immediately prior to the Change of Control, or to be absent therefrom more than 100 working days in any year.


     3.   Compensation
     3.01  For all services rendered during the Period of

Employment, the Executive shall receive:


              (i)     a salary, payable monthly, at the annual
rate of salary of the Executive paid    immediately prior to a
Change of Control, which such increases as shall be awarded in accordance with the Company's regular administrative practices in
effect immediately prior           to the Change in Control, and

              (ii)    an annual award under the Company's
Executive Incentive
     Compensation Plan in accordance with the Company's regular administrative practices in effect immediately prior to the Change of Control.
     3.02  Upon a Change in Control, any stock options and stock appreciation rights held by the Executive shall become exercisable immediately.

     3.03  During the Period of Employment the Executive shall be entitled to (i) perquisites, (ii) vacation rights, (iii) benefits

(and service credit for benefits) under employee benefit and retirement plans, or (iv) indemnification by the Company or any of its affiliates and (v) reimbursement of reasonable expenses

incurred by him in the course of his duties, in each case on a basis at least as favorable to the Executive as that applicable immediately prior to the Change in Control.

     4.    Termination

     4.01  In the event of a Termination, as defined in paragraph

4.03, the Company shall pay to the Executive within 20 days, in lieu of all damages to which he might otherwise be entitled under this Agreement.

     (a)  A lump sum, equal to the total of the salary that would have been paid pursuant to paragraph 3.01 (i) for a period of one year from the date of Termination (but in no event beyond the

Executive's 65th birthday) if such Termination had not occurred,

without discount to present value and without regard to any

increase in salary which would otherwise have been paid, plus the average over the preceding three years of any bonus or award paid under the  Company's Executive Incentive Compensation Plan.

     (b)  A lump sum, in full substitution for any rights under all outstanding awards and elections to Defer under the Executive

Incentive Compensation Plan held by the Executive at the time of such Termination.

     4.02  In the event of Termination, the Executive shall

continue to be entitled to all employee welfare benefits

(including death benefits, disability benefits, and medical and dental benefits) and indemnification rights, as if the Executive had continued to be employed by the Company under this Agreement for a period of one year from the date of Termination (but in no event beyond the Executive's 65th birthday).

     4.03   "Termination" shall mean:

                     (a)  Termination by the Company of the

Executive's employment for any reason other than "Total

Disability," as defined in the Turner Staff Handbook as amended to

June 1987, or "Cause," defined as the Executive's conviction of,

or plea of nolo contendere to, a felony or a crime involving moral turpitude or intended to result in gain to or personal enrichment of the Executive at the Company's expense; or

              (b)  Termination by the Executive of his employment

upon the occurrence of any of the following events:


              (i)      Failure to reelect the Executive to, or
removal of the
                       Executive from, any office, directorship or other position held by him immediately prior to a Change of Control;

                   (ii)     A significant adverse change in the
Executive's compensation
                       or any other breach of this Agreement by the Company, which in either event is not remedied within 30 days after delivery to the Board of Directors of written notice from the Executive;

              (iii)    The liquidation or dissolution of the
Company or the transfer of

               a majority of its assets to a transferee who is not bound by this
               Agreement pursuant to paragraph 5.04;
provided that the Executive shall elect to terminate his

employment by written notice to the Board of Directors, given within one month after the occurrence of the event or the

expiration of any applicable cure period.  An election by the

Executive to terminate his employment under this sub-paragraph shall be deemed a voluntary termination by the Executive for any purpose.

     5.     General Provisions

     5.01  This Agreement shall not limit the right of the Company or the Executive to terminate his employment prior to a Change of

Control.

     5.02  In the event that the Executive brings suit to enforce any payment obligations of the Company to Section 4 of this

Agreement and judgment therein is entered against the Company, the

Executive shall be entitled to recover from the Company (a) all legal expenses incurred by the Executive in connection with the suit and (b) an amount equal to twice the amount which the Company would otherwise have been required to pay to the Executive

pursuant to such Section 4.

     5.03  If any provision of this Agreement shall be determined to be invalid, the remaining provisions shall remain in full force to the fullest extent permitted by law.

     5.04  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company including any corporation acquiring (by way of merger, consolidation or otherwise) all or substantially all of the assets of this Company

(and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be

assignable by the Company.

     5.05  This Agreement shall be governed by the laws of the

State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   By:_____________________
                                        Chairman of the Board


                                   By:_____________________